                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934
                               (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  Confidential, for Use of The
     Commission Only (as Permitted by
     Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             VIGNETTE CORPORATION
   ------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


   ------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

Notes:

                             VIGNETTE CORPORATION
                          901 South Mopac Expressway
                              Austin, Texas 78746

                                                           February 17, 2000

TO THE STOCKHOLDERS OF VIGNETTE CORPORATION

Dear Stockholder:

  The Special Meeting of Stockholders (the "Special Meeting") of Vignette Corporation, a Delaware corporation (the "Company"), will be held at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to the Company, located at 2700 Via Fortuna, Suite 300, Austin, Texas, on Tuesday, March 14, 2000, at 10:00 A.M, Central Time.

  Details of the business to be conducted at the Special Meeting are in the attached Proxy Statement and Notice of Special Meeting of Stockholders.

  It is important that your shares be represented and voted at the meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Returning the proxy does NOT deprive you of your right to attend the Special Meeting. If you decide to attend the Special Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

  On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company. We look forward to seeing you at the Special Meeting.

                                          Sincerely,

                                                /s/ Gregory A. Peters
                                          _____________________________________
                                                    Gregory A. Peters
                                           President, Chief Executive Officer
                                                and Chairman of the Board

                        [LOGO OF VIGNETTE APPEARS HERE]

                             VIGNETTE CORPORATION
                          901 South Mopac Expressway
                              Austin, Texas 78746

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           To be held March 14, 2000

  The Special Meeting of Stockholders (the "Special Meeting") of Vignette Corporation, a Delaware corporation (the "Company"), will be held at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to the Company, located at 2700 Via Fortuna, Suite 300, Austin, Texas, on Tuesday, March 14, 2000, at 10:00 A.M., Central Time, for the following purposes:

    1. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock that the Company is authorized to issue from 80,000,000 to 500,000,000; and

    2. To act upon any and all matters incident to the foregoing, and such other business as may legally come before the meeting and any adjournments or postponements thereof.

  The foregoing items of business are more fully described in the attached Proxy Statement.

  Only stockholders of record at the close of business on February 10, 2000 are entitled to notice of, and to vote at, the Special Meeting and at any adjournments or postponements thereof. A list of such stockholders will be available for inspection at the Company's headquarters located at 901 South Mopac Expressway, Austin, Texas, during ordinary business hours for the ten-day period prior to the Special Meeting.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                                  /s/ Joel G. Katz
                                          _____________________________________
                                                      Joel G. Katz
                                                        Secretary

Austin, Texas

February 17, 2000


                                   IMPORTANT

   WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE SPECIAL MEETING. IF YOU DECIDE TO ATTEND THE SPECIAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

                             VIGNETTE CORPORATION
                          901 South Mopac Expressway
                              Austin, Texas 78746

                                PROXY STATEMENT

                      FOR SPECIAL MEETING OF STOCKHOLDERS
                           To be held March 14, 2000

  These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Vignette Corporation, a Delaware corporation (the "Company"), for the Special Meeting of Stockholders (the "Special Meeting") to be held at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to the Company, located at 2700 Via Fortuna, Suite 300, Austin, Texas, on Tuesday, March 14, 2000, at 10:00 A.M., Central Time, and at any adjournment or postponement of the Special Meeting. These proxy materials were first mailed to stockholders on or about February 17, 2000.

                              PURPOSE OF MEETING

  The specific proposal to be considered and acted upon at the Special Meeting is summarized in the accompanying Notice of Special Meeting of Stockholders. This proposal is described in more detail in this Proxy Statement.

                   VOTING RIGHTS AND SOLICITATION OF PROXIES

  The Company's Common Stock is the only type of security entitled to vote at the Special Meeting. On February 10, 2000, the record date for determination of stockholders entitled to vote at the Special Meeting, there were 60,596,690 shares of Common Stock outstanding. Each stockholder of record on February 10, 2000 is entitled to one vote for each share of Common Stock held by such stockholder on February 10, 2000. Shares of Common Stock may not be voted cumulatively. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Quorum Required

  The Company's bylaws provide that the holders of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Special Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Special Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining the presence of a quorum.

Votes Required

  Proposal: Approval of the adoption of the amendment to the Company's Amended and Restated Certificate of Incorporation requires the affirmative vote of a majority of the Company's Common Stock issued and outstanding and entitled to vote at the Special Meeting. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as votes against the proposal.

Proxies

  Whether or not you are able to attend the Company's Special Meeting, you are urged to complete and return the enclosed proxy, which is solicited by the Company's Board of Directors and which will be voted as you direct on your proxy when properly completed. In the event no directions are specified, such proxies will be voted FOR the Proposal and in the discretion of the proxy holders as to other matters that may properly come before the Special Meeting. You may also revoke or change your proxy at any time before the Special Meeting.

To do this, send a written notice of revocation or another signed proxy with a later date to the Secretary of the Company at the Company's principal executive offices before the beginning of the Special Meeting. You may also automatically revoke your proxy by attending the Special Meeting and voting in person. All shares represented by a valid proxy received prior to the Special Meeting will be voted.

Solicitation of Proxies

  The Company will bear the entire cost of solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional soliciting material furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. The Company has retained the services of ChaseMellon Consulting Services, L.L.C. ("ChaseMellon") to aid in the solicitation of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay ChaseMellon a fee not to exceed $7,500 for its services and will reimburse ChaseMellon for certain out-of-pocket expenses that are usual and proper. In addition, the Company may reimburse brokerage houses, fiduciaries, and custodians representing beneficial owners of shares for their costs of forwarding the solicitation material to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram, or other means by directors, officers, employees or agents of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

                                   PROPOSAL

                               AMENDMENT TO THE
          COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

  The Board of Directors has determined that it is in the best interests of the Company and its stockholders to amend the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock of the Company from 80,000,000 to 500,000,000 shares. Accordingly, the Board of Directors has unanimously approved the proposed Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, in the form attached hereto as Exhibit A (the "Certificate of Amendment"), and hereby solicits the approval of the Company's stockholders of the Certificate of Amendment. If the stockholders approve the Certificate of Amendment, the Board of Directors currently intends to file the Certificate of Amendment with the Secretary of State of the State of Delaware as soon as practicable following such stockholder approval. If the Certificate of Amendment is not approved by the stockholders, the existing Amended and Restated Certificate of Incorporation will continue in effect.

  The Board of Directors believes that it is in the best interests of the Company and its stockholders to increase the number of authorized but unissued shares of Common Stock in order to have additional shares available to meet the Company's future business needs as they arise. Among other things, the increase will make available shares for future activities that are consistent with the Company's growth strategy, such as acquiring or investing in complementary businesses or products or obtaining the right to use complementary technologies. Furthermore, the increase will make available shares for other bona fide purposes, including, without limitation, financings, establishing strategic relationships with corporate partners, providing equity incentives to employees, officers or directors, or effecting stock splits or dividends. The Company has no current plans or proposals to issue any of the additional authorized shares of Common Stock.

Possible Effects of the Proposed Amendment to the Amended and Restated Certificate of Incorporation

  If the stockholders approve the proposed Certificate of Amendment, the Board of Directors may cause the issuance of additional shares of Common Stock without further vote of the stockholders of the Company, except as provided under Delaware corporate law or under the rules of any securities exchange on which shares of Common Stock of the Company are then listed. Current holders of Common Stock have no preemptive or similar rights, which means that current stockholders do not have a prior right to purchase any new issue of Common Stock of the Company in order to maintain their appropriate ownership thereof. The issuance of additional shares of Common Stock would decrease the proportionate equity interest of the Company's current stockholders and, depending upon the price paid for such additional shares, could result in dilution to the Company's current stockholders.

  The proposed Certificate of Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the Certificate of Amendment. For example, the substantial increase in the number of authorized shares of Common Stock could help the Company's management frustrate efforts of stockholders seeking to remove management and could have the effect of limiting stockholder participation in transactions like mergers or tender offers, regardless of whether those transactions are favored by incumbent management. In addition, if the Certificate of Amendment is approved, the Board of Directors will have the ability to issue shares privately in transactions that could frustrate proposed mergers, tender offers or other transactions, even if those transactions are at substantial market premiums and are favored by a majority of the independent stockholders. Such an issuance of shares of Common Stock would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. Although the Company has no current plans or proposals to issue any of the additional authorized shares of Common Stock, if the Certificate of Amendment is approved by the stockholders, more capital stock of the Company would be available for such purposes than is currently available.

  In addition, the Company's Amended and Restated Certificate of Incorporation provides that the Board of Directors is divided into three classes of directors, with each class serving a staggered three-year term. This classification system of electing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company and may maintain the incumbency of the Board of Directors, as the classification of the Board of Directors generally increases the difficulty of replacing a majority of the directors. The Amended and Restated Certificate of Incorporation also provides that all stockholder actions must be effected at a duly called meeting and not by a consent in writing. Further, provisions of the Company's Amended and Restated Certificate of Incorporation and Bylaws provide that the stockholders may amend the Bylaws or certain provisions of the Amended and Restated Certificate of Incorporation only with the affirmative vote of 75% of the Company's capital stock. These provisions of the Amended and Restated Certificate of Incorporation and Bylaws could discourage potential acquisition proposals and could delay or prevent a change in control of the Company. These provisions are intended to enhance the likelihood of continuity and stability in the composition of the Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control of the Company. These provisions are designed to reduce the Company's vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for the Company's shares, and, as a consequence, they also may inhibit fluctuations in the market price of the Company's shares that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management.

  The Company is subject to Section 203 of the Delaware General Corporation Law ("DGCL Section 203"), which regulates corporate acquisitions. DGCL Section 203 prevents certain Delaware corporations, including those whose securities are listed for trading on the Nasdaq National Market, from engaging, under certain circumstances, in a "business combination" with any "interested stockholder" for three years following the date that such stockholder became an interested stockholder. For purposes of DGCL Section 203, a "business combination" includes, among other things, a merger or consolidation involving the Company and the interested stockholder and the sale of more than ten percent (10%) of the Company's assets. In general, DGCL Section 203 defines an "interested stockholder" as any entity or person beneficially owning 15% or more the outstanding voting stock of the Company and any entity or person affiliated with or controlling or controlled by such entity or person. A Delaware corporation may "opt out" of DGCL Section 203 with an express provision in its original Certificate of Incorporation or an express provision in its Certificate of Incorporation or Bylaws resulting from amendments approved by the holders of at least a majority of the corporation's outstanding voting shares. The Company has not "opted out" of the provisions of DGCL Section 203.

Recommendation of the Board of Directors

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE CERTIFICATE OF AMENDMENT.

                 INFORMATION REGARDING BENEFICIAL OWNERSHIP OF
               PRINCIPAL STOCKHOLDERS, DIRECTORS, AND MANAGEMENT

  The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's Common Stock as of December 31, 1999 by (i) all persons who are beneficial owners of five percent or more of the Company's Common Stock, (ii) the directors, (iii) the chief executive officer and the five other highest paid executive officers of the Company, and (iv) the directors and executive officers as a group. In accordance with the rules of the Securities and Exchange Commission, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable pursuant to stock options that are exercisable within 60 days of December 31, 1999. Shares issuable pursuant to stock options are deemed outstanding for computing the percentage of the person holding such options but are not outstanding for computing the percentage of any other person. The percentage of beneficial ownership for the following table is based on 59,547,602 shares of Common Stock outstanding as of December 31, 1999. Unless otherwise indicated, the address for each listed stockholder is: c/o Vignette Corporation, 901 South Mopac Expressway, Austin, Texas 78746. To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

                                                     Shares Beneficially Owned
                                                     ----------------------------
Name and Address of Beneficial Owner                    Number        Percent
------------------------------------                 -------------- -------------
Five Percent Stockholder:
FMR Corp.(1)........................................      3,129,130        5.25
Named Executive Officers and Directors:
Gregory A. Peters(2)................................      2,139,354        3.47
William R. Daniel(3)................................        426,588           *
Joel G. Katz(4).....................................        354,144           *
Philip C. Powers(5).................................        399,436           *
Richard L. Schwartz.................................        321,654           *
Michael J. Vollman(6)...............................        748,145        1.25
Robert E. Davoli(7).................................      2,118,456        3.56
Joseph A. Marengi(8)................................         50,000           *
Steven G. Papermaster(9)............................         98,372           *
John D. Thornton(10)................................        175,113           *
All directors and executive officers as a group (10
 persons)(11).......................................      6,831,262       10.83

--------
  * Represents beneficial ownership of less than 1% of the outstanding shares of Common Stock.
 (1) As reported in a Schedule 13G filed on November 12, 1999. FMR Corp. has the sole power to vote or to direct the vote as to 193,930 shares and the sole power to dispose of or to direct the disposition of 3,129,130 shares. FMR Corp.'s address is 82 Devonshire Street, Boston, Massachusetts 02109.
 (2) Includes options immediately exercisable for 2,099,142 shares.
 (3) Includes options immediately exercisable for 324,142 shares.
 (4) Includes options immediately exercisable for 354,144 shares.
 (5) Includes options immediately exercisable for 309,142 shares.
 (6) Includes options immediately exercisable for 217,998 shares.
 (7) Includes 1,624,920 shares held by Sigma Partners III, L.P., 337,392 shares held by Sigma Associates III, L.P. and 37,688 shares held by Sigma Investors III, L.P. Mr. Davoli, one of the Company's directors, is a General Partner of Sigma Management III, L.P., which is the general partner of Sigma Partners III, L.P., Sigma Associates III, L.P. and Sigma Investors III, L.P. Mr. Davoli disclaims beneficial ownership of the shares held by Sigma Partners III, L.P., Sigma Associates III, L.P. and Sigma Investors III, L.P., except to the extent of his pecuniary interest therein arising from his general partnership interest in Sigma Management III, L.P.
 (8) Includes options immediately exercisable for 50,000 shares.
 (9) Includes options immediately exercisable for 98,372 shares.
(10) Includes 4,405 shares held by John Thornton Family I, Ltd., of which Mr. Thornton is a general partner. Amount shown for Mr. Thornton includes options immediately exercisable for 98,372 shares.
(11) Includes options immediately exercisable for 3,551,312 shares.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

  Stockholder proposals that are intended to be presented at the 2000 Annual Meeting that are eligible for inclusion in the Company's proxy statement and related proxy materials for that meeting under the applicable rules of the Securities and Exchange Commission must be received by the Company not later than March 10, 2000, in order to be included. Such stockholder proposals should be addressed to Vignette Corporation, 901 South Mopac Expressway, Austin, Texas 78746, Attn: David Egenolf.

                                 OTHER MATTERS

  The Board knows of no other matters to be presented for stockholder action at the Special Meeting. However, if other matters do properly come before the Special Meeting or any adjournments or postponements thereof, the Board intends that the persons named in the proxies will vote upon such matters in accordance with their best judgment.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                                  /s/ Joel G. Katz
                                          _____________________________________
                                                      Joel G. Katz
                                                        Secretary

Austin, Texas
February 17, 2000

  WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO THE SPECIAL MEETING. IF YOU DECIDE TO ATTEND THE SPECIAL MEETING AND WISH TO CHANGE YOUR PROXY VOTE, YOU MAY DO SO AUTOMATICALLY BY VOTING IN PERSON AT THE MEETING.

  THANK YOU FOR YOUR ATTENTION TO THIS MATTER. YOUR PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE SPECIAL MEETING.

                                   EXHIBIT A

                        CERTIFICATE OF AMENDMENT OF THE
             AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
                             VIGNETTE CORPORATION

  Vignette Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

  DOES HEREBY CERTIFY:

  FIRST: That the Board of Directors duly adopted a resolution proposing to amend the Amended and Restated Certificate of Incorporation of this Corporation, declaring said amendment to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment is as follows:

    "RESOLVED, that the Amended and Restated Certificate of Incorporation of this Corporation be amended by replacing the first paragraph of Article IV thereof so that such paragraph shall be and read as follows:

      "The Corporation is authorized to issue two classes of stock to be designated common stock ("Common Stock") and preferred stock ("Preferred Stock"). The number of shares of Common Stock authorized to be issued is Five Hundred Million (500,000,000), par value $.01 per share, and the number of shares of Preferred Stock authorized to be issued is Ten Million (10,000,000), par value $.01 per share.""

  SECOND: That thereafter said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law by obtaining a majority vote of the Common Stock in favor of said amendment in the manner set forth in Section 222 of the General Corporation Law.

  IN WITNESS WHEREOF, this Certificate of Amendment of the Amended and Restated Certificate of Incorporation has been signed by the President and the
Secretary of the Corporation this    day of March, 2000.

                                          Vignette Corporation

                                          By: _________________________________
                                                     Gregory A. Peters
                                               President and Chief Executive
                                                          Officer

ATTEST:

By: _________________________________
             Joel G. Katz
               Secretary

PROXY                         VIGNETTE CORPORATION                         PROXY
                901 South Mopac Expressway, Austin, Texas 78746

    This Proxy is Solicited on Behalf of the Board of Directors of Vignette
                                  Corporation
       for the Special Meeting of Stockholders to be held March 14, 2000

     The undersigned holder of Common Stock, par value $.01, of Vignette Corporation (the "Company") hereby appoints Gregory A. Peters and Joel G. Katz, or either of them, proxies for the undersigned, each with full power of substitution, to represent and to vote as specified in this Proxy all Common Stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Special Meeting of Stockholders (the "Special Meeting") to be held on Tuesday, March 14, 2000 at 10:00 a.m., Central Time, at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, counsel to the Company, located at 2700 Via Fortuna, Suite 300, Austin, Texas, and at any adjournments or postponements of the Special Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

     This proxy, when properly executed, will be voted in the manner as directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. The undersigned stockholder may revoke this proxy at any time before it is voted by delivering to the Corporate Secretary of the Company either a written revocation of the proxy or a duly executed proxy bearing a later date, or by appearing at the Special Meeting and voting in person.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL.

     PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. If you receive more than one proxy card, please sign and return ALL cards in the enclosed envelope.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


                                   (Reverse)
                             VIGNETTE CORPORATION

        To approve the amendment to the Company's Certificate of Incorporation as set forth in the accompanying Proxy Statement.


               FOR       AGAINST        ABSTAIN

               [_]         [_]            [_]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting.

The undersigned acknowledges receipt of the accompanying Notice of Special Meeting of Stockholders and Proxy Statement.


Signature:______________________ Signature (if held jointly):___________________

Date:_________________, 2000

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint-tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.